PRICING SUPPLEMENT NO. 3                                        Rule 424(b)(3)
DATED: September 2, 1998                                    File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)

                                $7,315,045,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                    Floating Rate Notes      Book Entry Notes
$5,000,000                           [x]                      [x]

Original Issue Date:                 Fixed Rate Notes         Certificated Notes
September 8, 1998                    [_]                      [_]


Maturity Date:                       CUSIP#: 073928 EY 5
September 8, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:



                                                 Optional              Optional
                         Redemption              Repayment             Repayment
Redeemable On            Price(s)                Date(s)               Price(s)
-------------            --------                -------               --------

N/A                      N/A                     N/A                   N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[x]     Treasury Rate                       Interest Reset Period: Weekly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[_]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Quarterly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): +0.60%
-------------------------





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
* Weekly on each Tuesday, or the day following the Treasury auction.

**    12/08/98, 3/08/99, 6/08/99 and 9/08/99.

*** The three-month Treasury rate on September 8, 1998 plus 60 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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